STEELE & CO.
CHARTERED ACCOUNTANTS
SUITE 808                             TELEPHONE:  (604) 687-8808
808 WEST HASTINGS STREET              TELEFAX:  (604) 687-2702
VANCOUVER, B.C., CANADA V6C 1C8       E-MAIL:  email@steele-co.ca







                       CONSENT OF INDEPENDENT ACCOUNTANTS



Praxis Pharmaceuticals Inc.




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Praxis Pharmaceuticals Inc. of our report dated August 16, 2000, except for Note 8, as to which the date is October 4, 2000, relating to the financial statements, which appear in Praxis Pharmaceuticals Inc.'s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000 (File No. 0-28627). We also consent to the reference to us under the heading "Experts" in the Reoffer Prospectus which is a part of such Registration Statement on Form S-8.



                                                            /S/ STEELE & CO.
Vancouver, Canada
January 24, 2001                                          CHARTERED ACCOUNTANTS